KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN MALAYSIA

SIJIL SETEM

ASAL

STAMP CERTIFICATE

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	BANK DRAF
No. Adjudikasi *Adjudication No.*	L01B30277DXW019
Jenis Surat Cara *Type Of Instrument*	PERJANJIAN SEWA SURAT CARA UTAMA
Tarikh Surat Cara *Date Of Instrument*	26/07/2018
Balasan *Consideration*	RM 0.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
AIA BHD, NO SYARIKAT 790895-D

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*
TOGL TECHNOLOGY SDN. BHD., NO SYARIKAT 1248393-W

Butiran Harta / Suratcara *Property / Instrument Description*
MENARA STANDARD CHARTERED 30 JALAN SULTAN ISMAIL WILAYAH PERSEKUTUAN KUALA LUMPUR

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Sijil Setem *Stamp Certificate No.*	W0190A182610698
Tarikh Penyeteman *Date of Stamping*	23/08/2018
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 986.00
Penalti *Penalty*	RM 0.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 986.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 37;

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak *Printed Date : 23/08/2018 02:45:46*

Pengesahan ketulenan Sijil Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Certificate can be verified at stamps.hasil.gov.my or by mobile app
Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- *tamat/end* ---

DATED THIS 26TH **DAY OF** July **2018**

BETWEEN

AIA Bhd.
(Company No. 790895-D)

AND

TOGL Technology Sdn. Bhd.
(Company No. 1248393-W)

TENANCY AGREEMENT

THIS AGREEMENT is made the day and year stated in Part 1 of Schedule 1 hereto between **AIA Bhd. (Company No. 790895-D),** a company incorporated in Malaysia and having its registered office at, Level 29 Menara AIA, 99 Jalan Ampang, 50450 Kuala Lumpur (hereinafter referred to as "the Landlord" which expression shall where the context so requires or admits include its successors in title and assigns) of the one part and **TOGL Technology Sdn. Bhd. (Company No. 1248393-W)** having its business address at Unit 35.04, Level 35, Menara Standard Chartered, 30, Jalan Sultan Ismail, 50250 Kuala Lumpur ("the Tenant" which expression shall where the context so requires or admits include its successors in title and permitted assigns) of the other part.

WHEREBY IT IS AGREED as follows: -

ARTICLE I

1.01 DEFINITIONS

Building	means Menara Standard Chartered, which is situated at No. 30, Jalan Sultan Ismail, 50250 Kuala Lumpur.
Commencement Date	means the date set out in Part 3 of Schedule 1 hereto.
Demised Premises	means all that portion of the premises more particularly described in Part 4 of Schedule 1 hereto measuring approximately the area as stated in Part 4 of Schedule 1 hereto and coloured red on the area plan annexed hereto as Annexure A and marked as "the Area Plan".
Fit-Out/ Renovation Deposit	means the Fit-Out/Renovation Deposit stipulated in Part 10 of Schedule 1 hereto.
House Rules	means the rules and regulations in relation to the Demised Premises and the Building made by the Landlord from time to time, a copy of which was provided and agreed to by the Tenant prior to the execution of this Agreement and as may be added altered or amended by the Landlord from time to time and notified to the Tenant.
Land	means the land held under Geran 43328 Lot 1276 Section 57 in the Town of Kuala Lumpur.
Landlord's Services	means the services referred to in Clause 3.06 and Schedule 2 hereto.
Permitted Purpose	means the purpose set out in Part 5 of Schedule 1 hereto.
Rent	means the monthly rental stipulated in Part 6(a) of Schedule 1 hereto.
Renovation Period	means the period set out in Part 6(b) of Schedule 1 hereto.

Security Deposit — means collectively the following:

(a) the rental deposit stipulated in Part 8(a) of Schedule 1 hereto;

(b) the utilities deposit stipulated in Part 8(b) of Schedule 1 hereto; and

(c) the mail box deposit stipulated in Part 8(c) of Schedule 1 hereto.

Service Charge — means the service charge referred to in Part 7 of Schedule 1 hereto or such other sum as shall be varied by the Landlord from time to time payable by the Tenant to the Landlord as the Tenant's contribution in respect of all outgoings costs and expenses of the Landlord now or hereafter incurred or otherwise payable in relation to the management upkeep and maintenance of the Building and the common property to the Building.

Term — means the term of years set out in Part 9 of Schedule 1 hereto.

1.02 DEMISED PREMISES

In consideration of the Rent herein reserved and the covenants hereunder to be observed and performed by the Tenant, the Landlord hereby lets to the Tenant the Demised Premises which is situated in the Building which in turn is erected on the Land TOGETHER with the use (subject always to the absolute control and discretion of the Landlord and to their availability and their not having been converted to some other use or purpose by the Landlord) in common with the other occupiers entitled thereto of the lobbies, corridors, passages, staircases, lifts and escalators.

1.03 RENT

(a) Excepting and reserving unto the Landlord and all others entitled thereto the free and uninterrupted use of all pipes electric and other wires drains and air-conditioning ducts and flues under or above the Demised Premises, the Landlord agrees to grant a tenancy of the Demised Premises to the Tenant from the Commencement Date for the Term at the Rent payable monthly in advance on or before the seventh (7th) day of each month of the year the first of such monthly payments shall be paid on or before the date stated in Part 6(c) of Schedule 1 hereto.

(b) The Tenant shall not be obliged to pay Rent for the Demised Premises during the Rent Free Period stipulated in Part 6(b) of Schedule 1 hereto.

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1.04 SERVICE CHARGE

Subject to the provision for revision hereinafter contained: -

(a) The Tenant agrees to pay to the Landlord the Service Charge or any revision thereto from the Commencement Date for the Term payable monthly in advance on or before the seventh (7th) day of each month of the year, the first of such monthly payments shall be paid on or before the date stated in Part 7 of Schedule 1 hereto.

(b) in the event the Tenant shall commence its business in the Demised Premises or any part thereof during the Rent Free Period /or Renovation Period, the Tenant shall pay to the Landlord Service Charge at the rate set out in Part 7 of Schedule 1 for the whole of the Demised Premises from the date of such commencement till the last date of the Rent Free Period.

(c) Notwithstanding any provision to the contrary herein, the Service Charge prescribed in Part 7 of Schedule 1 shall be reviewed annually based on the audited accounts for service charges and calculated by taking into consideration the area which the Demised Premises bears to the total lettable area and floor space of the Building. The Landlord shall also have the right from time to time to revise, vary or increase the Service Charge.

1.05 DEPOSITS

The Tenant shall pay to the Landlord upon execution of this Agreement the following deposits: -

(a) the Security Deposit by way of deposit as security for the due performance of the Tenant's covenants hereunder, which Security Deposit less such deductions therefrom for any sum or sums payable by the Tenant to the Landlord under the terms hereof and/or as may be sufficient by way of compensation for any damages or losses for which the Tenant may be liable under the terms hereof, shall be refunded to the Tenant free of interest on the termination of this Agreement.

The Security Deposit shall not be deemed to be or treated as payment of Rent and/or Service Charge and/or electricity and/or illuminate charge in advance nor shall it be treated or used by the Tenant as payment for the same. In the event the Rent and/or the Service Charge shall be increased during the term of this tenancy or any renewal thereof, the Tenant shall pay the Landlord the differential sum between the sums currently held by the Landlord (as set out in item no. 8 of Schedule 1 below) and the increased of the Rent and/or Service Charge payable; and

(b) the Fit-Out/Renovation Deposit by way of deposit as security for the due compliance and performance by the Tenant of the fitting-out and renovation works ("Fit-Out/Renovation Works") to the Demised Premises to be carried out by the Tenant at its costs and expense in accordance with the Fit-Out/Renovation plans ("Fit-Out/Renovation Plans") as approved by the Landlord and the Appropriate Authorities, if applicable and the House Rules, which Fit-Out/Renovation Deposit less such deductions therefrom for any sum or sums payable by the Tenant to the Landlord to compensate the Landlord for any loss, damage or expense that may be suffered or sustained by the Landlord as a result of the Fit Out/Renovation Works, shall be refunded to the Tenant free of interest on completion of the Fit-Out/Renovation Works.

1.06 HANDOVER

Subject to the receipt by the Landlord of all the necessary payments to be paid by the Tenant to the Landlord in accordance with the provisions of this Agreement and subject also to the execution of this Agreement by the Tenant and the approval of the Fit-Out/Renovation Plans by the Landlord and the Appropriate Authorities, if applicable, the Landlord shall hand over the Demised Premises to the Tenant on or before the Commencement Date for the purposes of any intended Fit-Out/Renovation Works in respect of the Demised Premises (whether or not the Tenant actually takes possession of the Demised Premises from the Landlord).

1.07 CAR PARKS

(a) For the duration of the Term, the Landlord hereby grants to the Tenant the number of car park bays as set out in Part 11 of Schedule 1 hereto. The monthly rental for each car park bay shall be such rate as may be determined by the operator of the car park for the time being.

(b) The Tenant agrees to pay to the operator of the car park for the time being the monthly rental for each car park bay allocated to the Tenant (if any) in accordance with the terms and conditions imposed by the car park operator for the time being.

ARTICLE II
COVENANTS BY TENANT

2 The Tenant for itself and its permitted assigns hereby covenants with the Landlord as follows:-

2.01 RENT

To pay the reserved or any revised Rent on the days and in the manner aforesaid and not to exercise or seek to exercise any right or claim to withhold Rent or any right of claim to legal or equitable set off.

2.02 SERVICE CHARGE

To pay the Service Charge or any revision thereto on the days and in the manner aforesaid and not to exercise or seek to exercise any right or claim to withhold the Service Charge or any right of claim to legal or equitable set off.

2.03 RATES AND TAXES

(a) If during the term hereby created any increase in the rates, taxes, assessments and/or property tax or other impositions of a like nature including quit rent or any new rates taxes assessments or other impositions by whatever name called is levied or imposed by the appropriate authority in respect of the Demised Premises and where the levying or impositions of the same is in respect of the Building, to pay on demand by the Landlord a proportionate part of such increase in the proportion which the area of the Demised Premises bears to the total lettable area of the Building.

(b) Any applicable taxes (including but not limited to Goods and Services Tax or any other form of value added tax), levies, regulatory fees, or other impositions of a like nature by

whatsoever name called, levied or imposed or chargeable by the appropriate authorities now or hereafter attributable to this Agreement shall be borne by the Tenant.

(c) The Tenant shall indemnify and hold the Landlord harmless from and against any claims, damages, liabilities and/or expenses arising from or in connection to any applicable taxes (including but not limited to Goods and Services Tax or any other form of value added tax), levies, regulatory fees or other impositions of a like nature as mentioned in Clause 2.03(b) above should the Tenant fail to pay the same when due.

2.04 ELECTRICITY, TELEPHONE AND OTHER CHARGES

To pay to the relevant authorities all charges deposits and fees for the supply of electricity and telephone cables to the Demised Premises and charges in respect of telephones, rentals and charges relating to the Demised Premises and any other services supplied separately to the Demised Premises.

2.05 DRAINS AND TOILETS

To pay on demand to the Landlord the costs incurred by the Landlord in cleaning and clearing any of the toilets or drains in or around the Building choked up or stopped owing to carelessness, acts or omission by the Tenant or its servants, agents, invitees or licensees and to pay on demand to the Landlord the cost incurred by the Landlord in repairing such toilets or drains in the event of the same being damaged owing to carelessness, acts or omission by the Tenant or its servants, agents, invitees or licensees, and in replacing any appliances in the toilets in the event of the same being damaged, lost or stolen.

2.06 INTERNAL FITTINGS AND WORKS

Subject to Clause 2.07 hereof, to carry out within the Demised Premises at its own costs and expense the following:-

(a) installation of any door, entrance, signage and/or frontage to the Demised Premises;

(b) partitioning within the Demised Premises;

(c) installation of any additional air-conditioning distribution ducts connecting the same to the main air-conditioning ducts of the Building;

(d) installation of any additional electrical wiring conduits fitting and fixtures; and

(e) any other works required by the Tenant in the Demised Premises.

Provided always that all plans and drawings for installations and additional works made to the Demised Premises must have the prior consent of the Landlord in writing and all costs incurred in connection therewith including the Landlord's consultants' fees, if any, shall be borne by the Tenant. Any approval or consent required from the Landlord under this clause shall not be unreasonably withheld.

2.07 INSTALLATION OF PARTITIONS

To use for carrying out the above partitioning installation and/or other works materials of such standards as to type, quality and size as the Landlord shall determine and cause such partitions installations and other works to be carried out in the Demised Premises in accordance with plans and specifications for which the prior written approval of the Landlord and the relevant governmental and/or other relevant authorities shall have been given. The

Tenant shall not make any installations and other works except with the prior approval in writing of the Landlord. Any approval or consent required from the Landlord under this clause shall not be unreasonably withheld.

2.08 TENANTABLE REPAIRS

To keep the interior of the Demised Premises including the flooring and interior plaster or other surface material or rendering on walls and ceiling and the Landlord's fixtures therein including doors, windows, wires installations and the fittings and fixtures in good and tenantable repair and condition (fair wear and tear excepted).

2.09 LIGHTING

To keep the Demised Premises well and sufficiently lighted throughout the usual office hours of the Building and to replace fluorescent tubes, electric light bulbs and light fitting components within the Demised Premises at the Tenant's own cost.

2.10 REPAINTING THE DEMISED PREMISES

Within one (1) month prior to vacating the Demised Premises: -

(a) to paint with two (2) coats of a type of paint to be approved by the Landlord all the inside wood and iron works already painted and the interior including all walls, ceilings, partitions, panels, doors and windows of the Demised Premises; and

(b) where relevant or applicable, to stain, varnish and polish the flooring and all the inside wood already stained, varnished and polished to a standard satisfactory to the Landlord and at all times to keep the wood and iron works and the interior of the Demised Premises including all walls, ceilings, partitions, panels, doors and windows properly painted, decorated, stained, varnished and polished, fair wear and tear excepted, and to keep the window glass clean internally.

In the event the Tenant fails to repaint the Demised Premises in accordance with Clause 2.10(a) above or to stain, varnish and polish in accordance with Clause 2.10(b) above the Landlord shall be entitled to carry out the same and all expenses incurred by the Landlord shall be a debt due from the Tenant to the Landlord and may be deducted by the Landlord from the Security Deposit.

2.11 HOUSE RULES AND RENOVATION PROCEDURES

To observe and comply and where applicable, to cause its agents, employees, guests, customers, visitors and all other persons visiting the Demised Premises in connection with the Tenant's business or otherwise, to observe and comply with the House Rules including but not limited to the renovation procedures as contained therein or as may be notified to the Tenant from time to time.

2.12 EMPLOYMENT OF PERSONS/ CLEANER TO CLEAN THE DEMISED PREMISES

To regularly keep the Demised Premises clean and particularly the flooring thereof in good condition and maintain the same, and to employ only persons or cleaners approved by the Landlord.

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2.13 REMOVAL OF FAULTY INSTALLATION

If in the opinion of the Landlord any installation, wiring or connection made to the Demised Premises is faulty or made without the prior consent of the Landlord, to forthwith at its own expense remove or disconnect the same upon notification from the Landlord and such removal shall not be deemed to be a waiver of any of the Landlord's rights under the provisions hereof.

2.14 COLOUR UNIFORMITY OF BLINDS OR CURTAINS

To obtain the prior approval of the Landlord for the choice of colour of the blinds and/or curtains used on any windows or any other part of the Demised Premises which is visible from the street or from any other building, which colour the Landlord may stipulate from time to time in the Rules and Regulations relating to the Building in order that it may blend harmoniously and aesthetically with the exterior of the Building. The Tenant hereby confirms that it has received a copy of the Rules and Regulations from the Landlord.

2.15 TO PERMIT LAYING OF WIRES, PIPES ETC

To permit the Landlord, its agents or workmen to enter upon the Demised Premises to lay, fix in, and lead through, the Demised Premises all such wires and cables and ducts for electricity, telephone, computer and/or air-conditioning installation and pipes for water, gas and sewage as the Landlord may from time to time reasonably require to be laid, fixed in and lead through the Demised Premises for the general purposes of the Building or otherwise and also to permit the Landlord its agents or workmen to enter upon the Demised Premises for the purpose of repairing, removing and replacing all or any of the said wires, cables, ducts and pipes Provided Always the Landlord shall give prior notice to enter the Demised Premises and shall use its best endeavours in the exercise of the rights by this clause granted not to interfere with the reasonable use of the Demised Premises by the Tenant.

2.16 LANDLORD TO INSPECT AND REPAIR

To permit the Landlord and its duly authorised agents with or without workmen and others at all reasonable times with prior notice to enter upon the Demised Premises and to view the condition thereof and to do such works and things as may be required for any repairs alterations or other works to the Demised Premises or any part or parts of the Building and forthwith to repair amend and make good proper and workmanlike manner any defects for which the Tenant is liable and of which written notice shall be given to the Tenant or left on the Demised Premises and if the Tenant shall not within ten (10) days after the service of such notice proceed diligently with the execution of such repairs or works, the Landlord may enter upon the Demised Premises and execute such repairs or works and the cost thereof shall be a debt due from the Tenant to the Landlord and recoverable forthwith as such.

2.17 ENTRY DURING EMERGENCY

In the event of an emergency or where any unexpected failure is occasioned to the services carried out on the Building (as set out below but not limited to), the Tenant agrees that the Landlord and its duly authorised agents with or without workmen and others may enter into the Demises Premises immediately without prior notice. Prior to such entry however the Landlord agrees that it shall call the Tenant's technicians (if available) to notify them of the said emergency and to facilitate the Landlord and it's duly authorised agents with or without workmen and others' entry into the Demised Premises.

In the event the Landlord is unable to reach the Tenant's technician, the Tenant agrees that the Landlord and its duly authorised agents with or without workmen and others may enter into the Demised Premises to carry out all such works as may be necessary.

(a) for operation of the water cool package units which have tripped or for any other failure encountered which causes the non-supply of air-conditioning to the Demised Premises and/or the other units within the Building; and/or

(b) for urgent maintenance and other related purposes.

2.18 DAMAGE TO DEMISED PREMISES

Should any damage be done by the Tenant its agents, servants, invitees, or licensees to the Demised Premises or any part thereof by the installation, use or removal of any plant machinery sign or other fixtures and fittings, to give immediate written notice of such damage to the Landlord and in addition thereof (whether or not such notice is given) to repair forthwith and make good such damage to the satisfaction of the Landlord.

2.19 PERMITTED PURPOSE

To use the Demised Premises for the Permitted Purpose only and not for any other purpose lawful or unlawful and in particular not to permit any one to sleep on the Demised Premises and not to carry on any of the following businesses or trades:-

(a) any business or trades which emit, accumulate and disseminate any unpleasant odour or which accumulate dirt or cause nuisance to neighbouring occupiers;

(b) a place for public or private auction;

(c) businesses relating to massage parlours, funeral parlours or death houses or any other related businesses thereto.

2.20 RESPONSIBILITY FOR SECURITY

To be responsible for the locking and securing of the doors and windows of the Demised Premises at all times.

2.21 REMOVAL OF SIGNS, NAMES ADVERTISEMENTS, ETC

Upon the expiration or sooner determination of this Agreement to remove any placard poster, advertisement name or sign whatsoever without damaging any part of the Demised Premises and/or common areas and to cover and conceal any exposure caused by such removal to the structure of the Demised Premises or the Building or any part thereof with such suitable materials having a colour and texture similar to the items so removed at its own cost.

2.22 AFFIXING OF ADVERTISEMENTS

At all times during the three (3) calendar months immediately preceding the determination of the tenancy hereby created to permit the Landlord or its agents to affix and retain on a conspicuous part of the Demised Premises a notice of reletting or the sale thereof and to permit intending tenants and other with written authority from the Landlord and its agents at reasonable times of the day to view the Demised Premises.

2.23 PARKING OF VEHICLES

To ensure that the vehicle belonging to the Tenant its servants or agents shall at all times be parked only at the car park bays, if any, allocated to the Tenant by the Landlord and to exonerate the Landlord from all liability for the loss or damage of any vehicles parked therein and of any articles in the said vehicles.

2.24 INDEMNITY

To be responsible for, and to keep the Landlord fully indemnified against all damage, losses, cost, expenses, actions, demand, proceedings, claims and liabilities made against or suffered or incurred by the Landlord or its agents arising directly or indirectly out of: -

(a) any act, omission or negligence of the Tenant or employees, agents licensees or invitees of the Tenant or any persons in the Building with Tenant's authority, or

(b) any breach, non performance or non observance by the Tenant of the covenants, conditions or other provision of this Agreement.

2.25 INDEMNITY AGAINST DAMAGE TO DEMISED PREMISES BUILDING AND NEIGHBOURING PREMISES

To be responsible for and to fully indemnify the Landlord against all damages, losses, costs, expenses, actions, demands, proceedings, claims and liabilities occasioned to the Demised Premises or any part thereof or of the Building or any adjacent or neighbouring premises or building or to any person caused by any act default or negligence of the Tenant or employees, agents, licensees or invitees of the Tenant or any person in the Building with the Tenant's authority.

2.26 LANDLORD'S RIGHT TO ERECT SCAFFOLDING

To permit the Landlord to erect scaffolding for the purpose of repairing or cleaning the Building notwithstanding that such scaffolding may temporarily restrict the access to or enjoyment and use of the Demised Premises.

2.27 UPGRADING OF PARTITIONS INSTALLED OR ERECTED BY TENANT

In the event at any time during the term of this Agreement the Landlord is required by any relevant authority to upgrade the Building and or any structures, partitions or installations within the Demised Premises, forthwith at the Tenant's cost and expense to comply with such requirements in relation to partitions which were installed or erected by the Tenant in the Demised Premises.

2.28 ON DETERMINATION OF TENANCY

At the expiration or sooner determination of this tenancy to remove all the fixtures and fittings including all partitions at its own expense and to peaceably and quietly yield up the Demised Premises to the Landlord in good and tenantable repair and condition in accordance with the covenants herein before contained and to give up all the keys to the Demised Premises to the Landlord and to replace at the Tenant's own cost any flooring tiles, walls, glass, light fittings, ceiling panels and electrical appliances which have been permanently marked or damaged (fair wear and tear excepted) in any way and to make good to the satisfaction of the Landlord all damages caused to the Demised Premises during the course of or in consequence of such removal or replacement.

2.29 DOUBLE RENTAL

To pay double rental to the Landlord for each month or any part thereof that the Tenant fails to vacate the Demised Premises or to remove the fixtures or to give up the keys to the Demised Premises in accordance with Clause 2.27 aforesaid without prejudice to the Landlord's right to remove the fixtures and partitions on behalf of the Tenant and all costs of such works incurred by the Landlord and/or its contractors shall be a debt due from the Tenant to the Landlord and be recoverable by the Landlord by setting off such sums against the Security Deposit Provided Always that this shall not be deemed to be waiver of any of the Landlord's rights whether herein contained or by law to recover any of the aforesaid sums and costs or balance thereof from the Tenant.

2.30 PROHIBITION AGAINST REMOVAL

Not to remove at or prior to the determination of the term hereby created unless required by the Landlord any electrical wiring installation or fixtures (except electrical lamp fittings) air-conditioning ducts conduits water and other pipes ceiling permanent partitions and flooring including fitted wall to wall carpeting not installed or fixed by the Tenant in the Demised Premises.

2.31 REMOVAL OF FURNITURE, ETC

(a) Not at any time to remove any furniture, fittings and/or office equipment belonging to the Tenant from the Demised Premises except with the prior written permission of the Landlord. After obtaining the Landlord's said permission the Tenant may at the time(s) set by the Landlord remove such furniture fixture and fittings and/or office equipment belonging to the Tenant from the Demised Premises provided that the Tenant shall make good at its own costs any damage caused to the Demised Premises, the Building, the lifts corridors passage ways and any other part thereof by or in the course of such removal.

(b) The Tenant shall not at any time remove any furniture, fixtures and fittings belonging to the Landlord (if any) from the Demised Premises.

2.32 STORAGE AND OBSTRUCTION

Not to store any goods or things or obstruct litter or make untidy the said parts of the Building used in common with the Landlord and the Landlord's other tenants and licensees as herein before set out or occupiers of other parts of the Building.

2.33 PROHIBITION AGAINST DAMAGING WALLS AND CEILINGS

Not to damage cut remove or alter any of the walls ceilings partitions timbers or floors of the Demised Premises without the Landlord's consent and the consent (if necessary) of the local authority to make any structural or other alterations or additions to the Demised Premises or any part thereof.

2.34 COVENANT AGAINST INSTALLATION OF ELECTRICAL POINTS

Not to install any additional electric or power points or telephone/telex or make any additional plumbing connections or air-conditioning installations on or to the Demised Premises without the prior consent in writing of the Landlord nor without the consent or approval of the relevant authorities. Provided Always that any additional electric or power or telephone/telex or plumbing connections or air-conditioning installation as may be approved by the Landlord and the relevant authorities shall be carried out at the sole cost and expense of the Tenant by a

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nominated contractor of the Landlord appointed by the Tenant and approved by the Landlord in writing and Provided Further that the Tenant shall be solely responsible for all such installations and connection or air conditioning installations aforesaid notwithstanding any approval given by the Landlord in accordance with this sub-clause. Any additional electric or power or telephone/telex or plumbing connections or air-conditioning installation by the Tenant's contractor as may be approved by the Landlord shall not commence unless prior written notice stating the day and time of such installation is delivered to the Landlord at least three (3) days before commencement of work.

2.35 ALTERATIONS AND ADDITIONS

Not to make any alterations in or additions to the Demised Premises without the previous consent in writing of the Landlord and if the Landlord shall consent to such alterations or additions to obtain at the Tenant's expense all necessary planning permission and other permissions necessary under the provisions of any Statute Rule Order Regulations or By-Law applicable thereto and to carry out such alterations or additions in accordance with the conditions thereof and upon the determination of the term hereby created and if required by the Landlord the Tenant shall restore the Demised Premises to their original state and condition at the expense of the Tenant.

2.36 NUISANCE

Not to use the Demised Premises or any part thereof for any unlawful purpose and not to do or permit to be done any act or thing which may become a nuisance to or give cause for reasonable complaint from the occupants of neighbouring rooms or of other parts of the Building.

2.37 WINDOWS

(a) Not to open any windows except for the purpose of cleaning the same, save and except during a breakdown of the air-conditioning plant ; and

(b) Not to block up darken or obstruct any of the windows belonging to the Demised Premises or the Landlord.

2.38 OBJECTIONABLE GOODS

(a) Not to store or bring upon the Demised Premises or any parts of the Building used in common with the Landlord and other tenants or occupants of the Building any machine or machinery or any product or material which in the reasonable opinion of the Landlord is objectionable or undesirable or arms, ammunitions or unlawful goods or gun powder, kerosene or any other explosive or combustible substances whatsoever save and except for typewriters and such other office equipment as are required for the purpose of the Tenant's business. Objectionable or undesirable goods shall include but not be limited to such items as joss-sticks, coffins, sundry goods and funeral paraphernalia.

(b) Without prejudice to Clause 2.37(a) and the rights of the Landlord under this Agreement, if any of the prohibited items referred to in Clause 2.37(a) is brought upon the Demised Premises or any part of the Building, the Tenant shall immediately upon being instructed by the Landlord whether orally or in writing remove the same, failing which the Landlord shall be entitled to remove the same at the expense of the Tenant without the Landlord being liable for any loss or damage caused thereby.

2.39 OBSTRUCTION

Not to obstruct or cause or suffer to be obstructed the entrance hall lobby staircase landings escape routes and other common areas in the Building.

2.40 COOKING

Not to cook or permit anyone to cook or prepare any food in the Demised Premises other than to prepare beverage, light refreshments for the reasonable consumption of the employees, agents, guests, customers and visitors of the Tenant.

2.41 INSURANCE

(a) Not to do or permit or suffer anything to be done whereby the policy or policies of insurance on the Building against loss or damage by fire for the time being subsisting may become void or voidable or whereby the rate of premium therein may be increased and to repay to the Landlord all sums paid by the Landlord by way of increased premium or increased contribution for premium and all expenses incurred by the Landlord or contributions thereof in or about the renewal of such policy or policies rendered by this covenant.

(b) To be responsible at all times during the term hereby created for insuring its own assets and or property in the Demised Premises.

(c) To sufficiently insure against any bodily injury or loss or damage to property of any person whether or not in the service of the Tenant in or about the Demised Premises and deposit a copy of the insurance policy with the Landlord.

The Landlord will not be responsible for any public or third party liabilities in respect of any injury loss or damage in or about the Demised Premises of the Tenant and the Tenant shall fully indemnify the Landlord against any such liabilities.

2.42 ILLEGALITY

Not to do or suffer to be done anything in or upon the Demised Premises or any part thereof of an illegal or immoral nature.

2.43 ASSIGNMENT/SUB-LETTING ETC

(a) Not without the prior written consent of the Landlord to assign sublet license or in any way part with possession of the Demised Premises or any part thereof either by way of sub-letting sharing or other means whatsoever whereby any other person firm or corporation obtains the use or possession of the Demised Premises or any part thereof irrespective of whether or not any rental or other consideration is given for such use or possession. For the purposes hereof any amalgamation or reconstruction effected by the Tenant (if a corporation) shall be deemed to be an assignment of this Agreement and shall require the prior written consent of the Landlord as aforesaid.

(b) In the event the Landlord consents to the Tenant's request to assign sublet license or in any way part with possession of the Demised Premises or any part thereof either by way of sub-letting sharing or other means whatsoever to assign, sublet or licence to tenants who are of equal or greater financial standing than the Tenant and also in the event the Tenant assigns, sublets or licences the Demised Premises subject to the prior written consent as above the number of sub-tenant at any one time occupying the Demised Premises shall not exceed one (1).

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2.44 SIGNS, NAME PLATES, ADVERTISEMENTS, ETC

Not to affix erect attach paint or exhibit or permit or suffer so to be done upon any part of the exterior of the Demised Premises (including but not limited to the shop frontage and glass panels in the case of tenants in the retail business) or to or through advertisements name or sign whatsoever save and except such as shall have been previously approved of in writing by the Landlord in accordance with a standard design as laid down by the Landlord at Tenant's own cost.

2.45 USE OF LIFTS FOR CARRIAGE OF GOODS, EQUIPMENT ETC.

Not to use any passenger lifts in the Building for the carriage of goods or merchandise or the shifting of plant or equipment other than the lift provided or designated by the Landlord for that purpose. Carriage of goods or merchandise or shifting of plant or equipment shall not be permitted during peak hours of the day, that is to say before 9.30 a.m., between 12.00 noon and 2.30 p.m. and between 4.30 p.m. and 6.30 p.m. The Tenant shall ensure that the lift car cage is properly and adequately protected and shielded during the carriage of heavy or bulky goods or equipment and if any damage shall be caused to the lift or the surrounding areas of the Building by reason of the Tenant's carriage of goods or shifting of equipment as aforesaid, the Tenant shall be liable for all costs and expenses of rectifying the same and shall pay the same to the Landlord within seven (7) days of the Landlord's request thereof.

2.46 HEAVY OBJECTS

Not to bring safes or other heavy objects, goods, plant or machinery into the Demised Premises without the Landlord's prior consent (which consent shall not be unreasonably withheld) and to place them only in a position approved by the Landlord or the Landlord's Building Manager or as advised by the Landlord's structural engineer or consultant and the Tenant shall bear the costs (if any) relating to the provision of such advice.

2.47 LICENCES AND APPROVALS FOR BUSINESS

To apply for, obtain and maintain and cause to be obtained and maintained at the Tenant's own expense and to submit to the Landlord copies of all licences permits approvals registration and other consents required by the Appropriate Authority for the carrying on or conduct of the Tenant's business in the Demised Premises. Failure of the Tenant to obtain permission from the Appropriate Authority, if so required, for such use of the Demised Premises as is intended or contemplated by the Tenant shall not be a ground to vitiate impair or frustrate the tenancy hereby granted or the obligations on the part of the Tenant herein contained.

ARTICLE III

COVENANTS BY LANDLORD

3. The Landlord hereby covenants with the Tenant as follows:-

3.01 PAYMENT OF OUTGOINGS

Except insofar as the same are payable by the Tenant under the terms hereof to pay and discharge all existing and future rates taxes assessments and outgoings payable in respect of the Demised Premises.

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3.02 UPKEEP OF BUILDING

To keep in good repair the main structure, walls, roofs and floors of the Demised Premises insofar as such repairs are not the Tenant's responsibility and during the continuance of this tenancy whenever necessary to paint and decorate the exterior of the Demised Premises as the Landlord in its absolute discretion considers to be necessary.

3.03 INSURANCE

To insure and keep insured at all times during the term hereof the Building against loss or damage by fire storm or tempest and to make all payments necessary for that purpose provided always that the provisions of this covenant shall not be deemed to bind the Landlord to insure against consequential loss nor against damage to or destruction of any furniture, fittings, fixtures, stock in trade or other goods, chattels or effects of the Tenant situate in or upon the Demised Premises or the Building.

3.04 QUIET ENJOYMENT WITHOUT INTERRUPTION

Subject to Clause 6.07 below, that so long as the Tenant shall pay the Rent hereby reserved, the Service Charge and any other charges payable by the Tenant hereunder and perform and observe the several agreement, stipulations and covenants on its part herein contained the Tenant shall peaceably hold and enjoy the Demised Premises during the said term of this tenancy without any interruption by the Landlord or any persons lawfully claiming through or under the Landlord.

3.05 NAME AND ALTERATIONS OF THE BUILDING

The Landlord reserves the right exercisable at any time or times: -

(a) to change the name or description of the Building or any part thereof;

(b) to make or cause to be made any structural or non-structural alteration or improvement in or addition to entrances landings staircases driveways passages lobbies or any part of the Building in common use, without incurring any liability to make any payment to the Tenant on any account whatsoever;

Provided that in the case of a change of the name or description of the Building, the Landlord shall give to the Tenant and the Postal and other Government Authorities not less than one (1) month's notice in writing of any such change and provided that in the case of any of the events set out in sub-Clause (b) above, the Landlord shall do its utmost to ensure that the said structural or non-structural alteration or improvement or addition shall not restrict the access to or enjoyment and use of the Demised Premises.

3.06 SERVICES TO BE PROVIDED

To provide the services listed in Schedule 2 hereto.

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ARTICLE IV

EVENTS OF DEFAULT

4.01 Upon the occurrence of any one or more of the following: -

(a) if the Rent hereby reserved or the Service Charge or any part of the Rent or the Service Charge or any other charges herein covenanted to be paid by the Tenant shall be in arrears and remain unpaid at any time for fourteen (14) days after becoming due whether formally demanded or not; or

(b) if there shall be any breach, non-performance or non-observance by the Tenant of any covenant or conditions contained in this Agreement; or

(c) if the Tenant be adjudicated bankrupt or being a company goes into liquidation or receivership;

then and in any such case it shall be lawful for the Landlord at any time thereafter to serve a forfeiture notice upon the Tenant pursuant to Section 235 of the National Land Code and it is hereby mutually agreed that a reasonable time in which to remedy the breach the subject matter of the said forfeiture notice is thirty (30) days except in the case of non-payment of Rent when fourteen (14) days shall be deemed a reasonable time and on expiration of the period specified in the said forfeiture notice without the breach complained of having been remedied the Landlord shall be at liberty to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this tenancy shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any breach of the Tenant's covenants herein contained which include but are not limited to the Landlord's right to discontinue any of the Landlord's Services and to charge interest pursuant to Clause 6.02 hereof on the Rent, Service Charge and/or any other charges covenanted to be paid by the Tenant that shall remain unpaid for fourteen (14) days after becoming due whether formally demanded or not and the Tenant will pay to the Landlord interest on the amount outstanding at the rate of one per cent (1%) per month from the date when such Rent, Service Charge and/or any other charges become(s) payable until the date of receipt thereof by the Landlord.

ARTICLE V

TERMINATION OF TENANCY

RENEWAL AND TERMINATION OF TENANCY

5.01 RENEWAL OF TENANCY

(a) The Landlord shall on the written request of the Tenant made not less than six (6) months before the expiration of the Term and if there shall not at the time of such request and also at the time of the expiry of the Term be any existing breach or non-observance of any of the covenants and conditions herein contained and in the part of the Tenant to be observed or performed grant to the Tenant at the expense of the Tenant a tenancy of the Demised Premises for such further period as stipulated in Part 12 of Schedule 1 hereto commencing immediately upon the expiration of the Term hereby created at the rent to be mutually agreed and upon the same terms and conditions of this Agreement save and except for this renewal clause.

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(b) The Landlord shall notify the Tenant of the revised rental rate for the Demised Premises within one (1) month from the date of receipt by the Landlord of the request from the Tenant.

5.02 EARLY TERMINATION

Without prejudice to any other rights of the Landlord herein contained in the event that the Tenant fails for any reason whatsoever to complete the term of this tenancy granted herein or terminate the tenancy herein prior to the expiration of the term granted herein then the Tenant shall pay to the Landlord the sum equivalent to the Rent and Service Charge for the remaining unexpired term granted herein.

ARTICLE VI

MISCELLANEOUS

6.01 ACCEPTANCE OF RENT

Acceptance of Rent by the Landlord shall not be deemed to operate as waiver by the Landlord of any right of action against the Tenant in respect of any breach of any of its other obligations hereunder.

6.02 INTEREST CHARGES ON LATE PAYMENT

If the Rent, Service Charge or any other charges herein covenanted to be paid by the Tenant shall remain unpaid for fourteen (14) days after becoming due whether formally demanded or not the Tenant will pay to the Landlord interest on the amount outstanding at the rate of 1% per month from the date such Rent, Service Charge and/or any other charges becomes payable until payment thereof PROVIDED that the payment of such interest shall in no way prejudice affect or derogate from the rights of the Landlord in relation to the said non payment (including but without prejudice to the generality of the foregoing) the rights specified in Clause 4.01 hereof.

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6.03 NO FAILURE

No failure or delay (whether express or implied) on the part of the Landlord in exercising nor any omission to exercise any right power privilege or remedy accruing to the Landlord hereunder upon any default or breach of any covenant condition or duty on the part of the Tenant shall impair any such right power privilege or remedy or be construed as a waiver thereof or any acquiescence in any such default or breach affect or impair any right power privilege or remedy of the Landlord in respect of any other or subsequent default.

6.04 DAMAGE TO DEMISED PREMISES

If at any time during the tenancy the Demised Premises or any part thereof shall be destroyed or damaged so as to become unfit for occupation or use by fire tempest or Acts of God or other cause beyond the control of the Landlord except when such fire shall have been caused by any act, neglect default or omission of the Tenant or anyone at the Building expressly or by implication with the Tenant's authority whereby payment of insurance is refused in which event the Landlord shall also have a right to claim damages from the Tenant, the Rent or a fair and just proportion thereof according to the nature and extent of the damage sustained.

In such instances as above, the tenancy shall be suspended and the Rent shall cease to be payable from the date of damage or destruction until the Demised Premises is again rendered fit for occupation and use. The Landlord shall not be bound or compelled to rebuild or reinstate the same unless the Landlord in its discretion thinks fit to do so PROVIDED ALWAYS that the Landlord shall notify the Tenant within six (6) months from the happening of such destruction or damage as aforesaid of its intention in relation to the Demised Premises, failing which the Tenant shall be at liberty to lawfully terminate this Agreement whereupon the Landlord shall refund to the Tenant the Security Deposit free of interest and the Tenant shall peaceably and quietly surrender leave and yield up to the Landlord possession of the Demised Premises. In the event of the Landlord decides not to rebuild and reinstate the Demised Premises then the Rent shall cease and determine from the happening of such destruction or damage as aforesaid and the Landlord shall refund to the Tenant the Security Deposit and the Tenant shall peaceably and quietly surrender leave and yield up to the Landlord possession of the Demised Premises.

6.05 NON-APPLICATION OF THE NATIONAL LAND CODE

The Tenant shall not require this Tenancy to be registered or endorsed as a tenancy exempt from registration under the National Land Code 1965 and the provisions of the National Land Code shall not apply to this tenancy except in so far as the same are repeated in this Agreement.

6.06 CONDUCT OF FIRE DRILLS

Notwithstanding anything to the contrary herein contained the Landlord may whenever it deems necessary conduct or cause to be conducted fire drills or any other safety exercise and the Landlord shall be entitled to shut down or disconnect the air-conditioning lift service and electricity supply or any other services and facilities that the Landlord shall deem necessary and the Landlord shall not be responsible or liable for any loss or damage arising from the shut down or disconnection of any of the aforesaid.

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6.07 MAINTENANCE AND RENOVATIONS TO BUILDING BY LANDLORD

The Tenant confirms that it is fully aware that the Landlord is or will be renovating and upgrading the Building from time to time as well as conducting major maintenance and/or repair works to the Building, and there will, therefore, be disturbances and disruptions to the Tenant's use of the Demised Premises and common parts of the Building including but not limited to disturbances and/or disruptions in electricity supply, air-conditioning, use of lifts and any of the other Landlord's Services, and the Tenant undertakes and covenants with the Landlord that it shall not complain or claim any compensation whatsoever from the Landlord or the Landlord's contractors or agents by reason of such disturbances and/or disruptions.

6.08 COSTS

The Tenant agrees to pay to the Landlord the costs of and incidental to the preparation of this Agreement including stamp duty PROVIDED ALWAYS that each party shall pay its own solicitors' costs

6.09 NOTICES

Any notice, demand or court process required to be served hereunder shall be in writing and shall be sufficiently served on the Tenant if addressed to the Tenant and left at or sent by prepaid registered post to the Demised Premises or the registered office or last known principal place of business or address of the Tenant and shall be sufficiently served on the Landlord if left at or sent by registered post to its address as stated herein or its last known principal place of business or the address of its registered office. A notice sent by hand shall be deemed to have been delivered at the time of delivery while any notice sent by registered post shall be deemed to have been given three (3) days after the posting thereof, notwithstanding its subsequent return by the post office.

6.10 LANDLORD NOT LIABLE

(a) The Landlord shall not be liable either to the Tenant or the Tenant's employees, agents, licensees or invitees in the Building or to any other person who may be in the Building expressly or impliedly with the Tenant's authority for accident happening, or injuries sustained, or for loss of or damage howsoever caused to goods or chattels in the Demised Premises or the Building or any part thereof unless arising from the negligence or default of the Landlord or that of any employees or agents of the Landlord or otherwise.

(b) The Landlord shall not be liable to the Tenant or the Tenant's employees, agents, licensees and invitees in the Building or to any other person who may be in the Building expressly or impliedly with the Tenant's authority nor shall the Tenant or such others aforesaid have any claim against the Landlord in respect of any act, omission or negligence of any employee or agent of the Landlord in or about the performance or purported performance of any duty relating to the provision of the services herein mentioned or any of them provided that this subclause (b) shall not apply in respect of any act, omission or negligence due to the fault of the Landlord.

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(c) The Landlord shall not be liable to the Tenant or the Tenant's employees, agents, licensees and invitees in the Building or to any other person who may be in the Building expressly or impliedly with the Tenant's authority nor shall the Tenant or such others aforesaid have any claim against the Landlord in respect of any breakdown non functioning or non-provision totally or partially of the services herein mentioned or any of them by reason of necessary repair, replacement, maintenance of any installations or apparatus or their damage or destruction or by reason of mechanical or other defect or breakdown or rain, fire or other inclement conditions or shortage of fuel, material water or labour strike, lock-out, war storm, flood, earth movements, earthquake or other acts of God or any other cause beyond the Landlord's control unless arising from the negligence or default of the Landlord or that of any employees or agents of the Landlord or otherwise.

6.11 WITHHOLDING OF LANDLORD'S SERVICES

Without prejudice to any of the Landlord's other rights or remedies, the Landlord shall at its absolute discretion be entitled to withhold or terminate any or all of the Landlord's Services in the event of the non-payment or late payment by the Tenant of the Rent, and the Landlord shall not be liable to the Tenant for any costs, damages, loss of profits and consequential damages arising from the withholding or termination of any or all of the Landlord's Services.

6.12 RIGHTS OF SUPPORT

The Landlord reserves to itself all rights of light air support and other easements.

6.13 FLOOR AREA

(a) The floor area of the Demised Premises as stipulated in Part 4 of Schedule 1 hereto is believed but is not guaranteed to be correct. If the actual area of the Parcel shall be different from the area as stated in Part 4 of Schedule 1 hereto, no such discrepancy or inaccuracy shall annul or vitiate this Agreement nor shall it entitle the Tenant to withdraw from the tenancy herein or to claim for any damages arising therefrom but the Rent shall be adjusted up or down as the case may be.

(b) The Tenant or the Landlord, as the case may be, shall inform the other party of any discrepancy between the actual area of the Demised Premises and the area as stated in Part 4 of Schedule 1 within one (1) month from the date of HANDOVER failing which the Tenant or the Landlord, as the case may be, shall be deemed to have accepted the area of the Parcel appearing in Part 4 of Schedule 1 hereto.

(c) In the event of disagreement, the measurement of the floor area shall be determined by joint site measurement to be carried out by a representative from both the Landlord and the Tenant. The floor area shall be measured in accordance with The Uniform Method of Measurement of Buildings as prescribed by the The Institution of Surveyors, Malaysia.

(d) Any payment resulting from the adjustment and required to be paid by the Tenant shall be so paid within fourteen (14) days of the date of the joint measurement and any payment resulting from the adjustment and required to be paid by the Landlord shall be set-off against the next monthly payment due from the Tenant to the Landlord after such adjustment.

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6.14 WEIGHTS AND STRESSES

The Landlord shall in all cases retain and reserve the right to prescribe by notice in writing to the Tenant the weight and proper position of all iron or steel safes and other heavy machinery and equipment, articles or goods whatsoever in the Demised Premises and any or all damage caused to the Demised Premises or any part thereof by the Tenant or anyone on its behalf by taking in or moving out any safe items of machinery and equipment, furniture, goods or other articles shall be made good by the Tenant at the sole expense of the Tenant. The Tenant shall pay to the Landlord within (7) days of demand the amount of such damage suffered by the Landlord.

6.15 FORFEITURE OF DEPOSIT

Notwithstanding anything to the contrary herein contained, in the event that the Tenant for whatever reason or cause shall fail refuse or neglect to take possession of the Demised Premises, repudiate this Agreement or surrender, give up or terminate the tenancy herein without lawful justification before the expiry of the term hereby created or shall fail refuse or neglect to perform or observe any of the terms, conditions and covenants herein contained to be performed or observed by the Tenant after notice has been given by the Landlord to do so, the Landlord shall be entitled to apply the Security Deposit towards damages for which the Tenant is liable WITHOUT PREJUDICE to the other rights or claims of the Landlord against the Tenant in respect of such default by the Tenant.

6.16 SALE OF THE BUILDING

The Landlord may sell the Building or the Demised Premises subject to this tenancy and may assign this tenancy to a buyer in the event of such a sale, and all the provisions of this tenancy as to the rights and obligations of the Landlord shall thereupon apply to such purchaser or assignee, and the Landlord shall thereupon be divested of all responsibilities under this Clause and be released from all obligations hereunder. Nothing contained in this Clause shall prevent the Landlord from assigning this tenancy or the revenue derived therefrom to any lender or financial institution.

6.17 ASSIGNEE BOUND

Any person who shall, by operation of law, or otherwise, become an assignee of this tenancy, or become vested with the leasehold interest hereunder, or a portion thereof, shall be bound by and liable upon all covenants and provisions contained in this tenancy, but neither the original Tenant, nor any subsequent tenant whose interest is assigned or divested shall be relieved of liability hereunder other than by an express release from liability executed in writing by the Landlord.

6.18 GOVERNING LAW

This Agreement shall be construed and governed by the laws of Malaysia and any dispute arising from this Agreement shall be brought to the competent court in Malaysia.

6.19 PERSONAL DATA PROTECTION ACT (PDPA) 2010

The Landlord and Tenant both agree that they shall comply with all data protection and privacy laws and regulations, including the Personal Data Protection Act 2010 in the processing of any personal data in connection with this Tenancy.

6.20 SPECIAL CONDITIONS

The parties hereto further agree to the special terms and conditions as may be contained in Schedule 3 hereto, which shall be deemed to be an essential and integral part of this Agreement. In the event of any direct conflict or discrepancy between the provisions of Schedule 3 and any of the provisions of this Agreement, for the purposes of interpretation and enforcement, the provisions of Schedule 3 shall prevail.

6.21 TENANT'S ACKNOWLEDGEMENT

The Tenant acknowledges that in entering into this Agreement, it has not relied wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Agreement.

6.22 SCHEDULE AND PLAN

The Schedules and plan annexed hereto shall form an essential part of this Agreement.

6.23 HEADINGS

Headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

6.24 INTERPRETATION

In this Agreement: -

(a) where the context so permits or requires the masculine shall include the feminine and neuter gender and the singular shall include the plural number and vice versa and where there are two or more persons included in the expression "the Tenant", covenants expressed to be made by the Tenant shall be deemed to be made by such persons jointly and severally;

(b) any covenant by the Tenant not to do any act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done and to use its best endeavours to prevent such act or thing being done by a third party;

(c) references to the Demised Premises shall in the absence of any provisions to the contrary include any part or parts thereof.

[End of Page]

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IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals, if any, the day and year first above written.

Signed by)
for and on behalf of)
AIA Bhd.)
(Company No. 790895-D))

HENG ZEE WANG (Attorney)

in the presence of:)

Ng Heang Goon
Head, Real Estate Investment
Investment

Signed by)
for and on behalf of)
TOGL Technology Sdn. Bhd.)
(Company No. 1248393-W)

)

TOGL TECHNOLOGY SDN. BHD.
(1248393-W)

in the presence of:)

TAN PEI

SCHEDULE 1

PART	ITEM	PARTICULARS
1.	Date of Agreement	26TH JULY 2018
2.	Particulars Of Tenant	TOGL Technology Sdn. Bhd. (Company No. 1248393-W)
3.	Handover/Commencement Date of Tenancy	Commencement Date: 1st August 2018
4.	Description of the Demised Premises	Area outlined in red on the Area Plan annexed hereto as Annexure A measuring an area of approximately 1,433 square feet located on Unit 35.4, Level 35 of the Building.
5.	Permitted Purpose	Commercial Office.
6.	(a) Rental (b) Renovation Period (c) Advance Rental	**RM10,460.90** @ RM7.30per sq ft per month (which is inclusive of monthly Service Charge of RM1.50 per sq ft) Not Applicable Not Applicable The first of such monthly payments shall be paid on or before the Commencement Date.
7.	Service Charge	The monthly service charge of **RM2149.50** calculated at the rate of RM1.50 per square foot.
8.	Security Deposit	(a) Rental (Inclusive of Service Charge): **RM62,765.40** being equivalent to 6.0 month's Rent (b) Utilities: **RM5,230.45** being equivalent to 0.5 month's Rent (c) Mail Box: **RM159.00** for the Term.
9.	Term of Tenancy	Two (2) years with an option to renew for a consecutive term of another two (2) years, i.e. (2 + 2) First term to commence on 1st August 2018 to 31st July 2020.

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PART	ITEM	PARTICULARS	
10.	Fit-Out / Renovation Deposit	An amount to be advised subject to the extent of the Tenant's renovation works (if any)	
11.	Number of Car Park Bays	1 bay: 1,500 square feet (One (1) non-reserved bay at prevailing parking rates) The above car park provision will be subject to the execution of a separate agreement with the car park operator. The car park rates stated above are subject to change at any time, at the discretion of the Landlord or the car park operator.	
12.	Renewable Term	The rent for the consecutive term of two (2) years will be based on the prevailing market rent then. In the event that the market value is below the rent of the initial term, then the rent for the consecutive term of two (2) years will remain at the passing rents i.e. RM7.30 per sq ft per month.	
13.	Normal Air-Conditioning Hours	Mondays to Fridays : Saturdays :	8.30 am to 5.30 p.m. 8.30 am to 1.00 p.m.
14.	Additional Air-Conditioning Hours	Mondays to Fridays : Saturdays : Sundays : Public Holidays :	After 5.30 p.m. to 8.30 am of the next day. After 1.00 p.m. to midnight. All day (24 hours). All day (24 hours).

SCHEDULE 2

SERVICES TO BE PROVIDED BY THE LANDLORD

(1) Air-Conditioning

Except when the air-conditioning plant is shut down for maintenance or repair of equipment or for other reasonable cause, to provide air-conditioning for the whole of the Demised Premises during the normal office hours as stipulated in Part 13 of Schedule 1 hereto. Air-conditioning services may be provided to the Demised Premises on Sundays or Public Holidays or outside the days and times specified above, as stipulated in Part 14 of Schedule 1 hereto, only if specifically so requested by the Tenant and on payment by the Tenant of all charges incurred for electricity consumed and all other costs of operating the necessary section of air-conditioning plant, such additional charges being stipulated by the Landlord from time to time in order to provide the additional air-conditioning service requested as the Landlord may in its absolute discretion decide. Provided always that this clause shall not apply if the Demised Premises is a retail unit as retail units will not be provided with centralised air-conditioning at any time.

(2) Passenger Lifts

To provide passenger and lift service either with automatic control or with attendants during normal office hours as aforesaid and to permit the Tenant its employees and visitors and all other persons authorised by the Tenant (in common with other persons entitled thereto) to use the entrance hall lift or lifts and the staircases, corridors and passages of the Building in so far as the same gives access to the Demised Premises PROVIDED ALWAYS that after normal office hours as aforesaid and on Sundays and Public Holidays the Tenant's right to use freely the said lifts and entrance hall may be restricted by the Landlord to one regular entrance to the Building and one lift, and access to the Building generally and to the Demised Premises shall only be permitted if the person seeking such access is identified to the satisfaction of the security guard or watchman on duty in and around the Building and shall have complied with all such identification and security measures as the Landlord may deem necessary.

(3) Maintenance of Passenger Lifts

To contract with a professional service company for the maintenance of the passenger lifts provided that the Landlord shall not be responsible for any breakdown of any lift or lifts or for any accident from any cause in or to the lift or lifts nor shall the Tenant be entitled to any abatement in the Rent in the event of any breakdown of the lifts or any interruption in the lift service.

(4) Use of Toilets

To permit the Tenant to use (in common with others entitled thereto) and to maintain adequately the toilets situated on such floor of the Building only as the Landlord shall stipulate.

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(5) Maintenance of Corridors and Passages

To keep the corridors stairs and passages leading to the Demised Premises clean, and to keep the toilets which are used by the Tenant in common with others entitled thereto well and sufficiently clean and lighted and in working order.

(6) Additional Services

To provide from time to time at the absolute discretion of the Landlord any other service not expressly mentioned herein which shall be considered by the Landlord to be reasonably necessary for the maintenance upkeep or cleanliness of the Building the cost of which shall at all times be calculated and apportioned in accordance with the area which the Demised Premises bears to the total lettable area of the Building.

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SCHEDULE 3

SPECIAL CONDITIONS

(which is to be taken and read as part of this Agreement)

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ANNEXURE A
(Area Plan)


AHU
MALE TOILET
LIFT
LIFT 2
LIFT 3
LIFT LOBBY
FEMALE TOILET
LIFT 4
LIFT 5
FIRE LIFT
ELEC
35.4
1,433 sq ft

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